Exhibit 10.10

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made and entered into effective as of July 9, 2018 (the “Effective Date”), by and among Enochian Biosciences, Inc. (the “Company”), its wholly owned subsidiary, Enochian Biopharma, Inc. (“Enochian”) and G Tech Bio LLC, a California limited liability company (the “Consultant”).

WHEREAS, on the Effective Date, the parties desire to enter into this Agreement pursuant to which the Consultant will provide the Consulting Services (as defined herein).

NOW, THEREFORE, in consideration of the mutual promises, covenants and promises contained herein, and intending to be legally bound hereby, the Company and the Consultant do hereby agree and covenant as follows:

1.                  Consulting Services. The Consultant shall provide the Company and Enochian with the services described on Schedule A attached hereto (the “Consulting Services”).

2.                  Payment; Reimbursements.

(a)               Consultant shall be compensated according to the “Schedule of Compensation” set forth on Schedule B attached hereto.

(b)               All normal and customary business expenses incurred by the Consultant under this Agreement shall be paid by the Consultant, and reimbursed by the Company or paid by the Company upon the request of the Consultant; provided, however, that the Consultant shall not receive reimbursements for business expenses in excess of $50.00 without prior written approval of the Company.

3.                  Independent Contractor Relationship. All services rendered hereunder by the Consultant shall be as an independent contractor. Any persons employed by the Consultant shall be deemed conclusively as employees of the Consultant, and they shall at all times be under the Consultant’s direction and control, and they shall be bound to the same terms as Consultant under this Agreement and under that certain Non-Disclosure and Confidentiality Agreement between the Company and Consultant dated of even date herewith (the “Non-Disclosure and Confidentiality Agreement”). The Consultant shall have the full power, authority, and discretion to select the means, manner, and method of performing the services hereunder without detail, control or direction from the Company or its officers or directors. Neither the Consultant, nor its manager, members or any individual employed by the Consultant shall be considered employees of the Company or Enochian for any purposes and they shall not be entitled to participate in any employee benefit plans sponsored or maintained by the Company.

4.                  Term; Termination; Future Services.

(a)               The Consultant shall commence providing services on the Effective Date, and shall continue to do so until the date this Agreement is terminated in accordance with Section 4(b) below (the “Termination Date”).

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(b)               This Agreement is terminable at any time by either party upon three (3) months prior written notice to the other party, effective as of the date set forth in such notice; provided that Company may terminate Consultant immediately for “cause”, which shall mean any manager, member or employee of Consultant’s (i) indictment for, conviction of or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (ii) violation of any an order, sentence, plea or settlement agreement or adjudication (each, an “Order”) of a court competent jurisdiction, including such Orders existing as of the Effective Date; (iii) breach of any obligations of confidentiality provided herein or any unauthorized disclosure of any Company trade secrets or other confidential information; (iv) performance of any material act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of the Company’s property; or (v) material breach of this Agreement or any other material agreement with the Company or a material violation of the Company’s code of conduct or other written policy; provided further that any “cause” shall only apply to an occurrence after the Effective Date. Sections 3, 7, 8, 9, 10, 11, 13 and 15 shall survive termination of this Agreement for any reason. For purposes of this Agreement, email notification shall be deemed to be written notice.

(c)               For the avoidance of doubt, any services performed by the Consultant for the Company or Enochian following the Termination Date shall not be deemed as Consulting Services governed by this Agreement.

5.                  Consultant Responsible for Taxes. The Consultant agrees to accept exclusive liability for the payment of taxes due on any amounts paid under this Agreement.

6.                  Non-Disclosure and Confidentiality Agreement. The Consultant agrees to continue to be bound by the Non-Disclosure and Confidentiality Agreement.

7.                  Ownership.

(a)       All information, technology, ideas, concepts, improvements, discoveries and inventions, whether patentable or not, which are conceived, made, developed, discovered, or acquired and/or reduced to practice by Consultant, solely or in combination with others, or which are disclosed or made known to Consultant, individually or in combination with others, during the Term and which are related to the Company’s and/or Enochian’s business, technology, intellectual property, products, processes, procedures and/ or services, and/or that Consultant has been or may be directed to undertake, investigate or experiment with by or for the Company and/or Enochian and/or that Consultant has or may become associated with in work, investigation or experimentation by or for the Company and/or Enochian in performing the services under this Agreement or in contemplation hereof (including all such information relating to corporate opportunities, research, development, marketing, processing, financial and sales data, pricing and trading terms, evaluations, opinions, interpretations, acquisition prospects, the identity of clients or customers or their requirements, the identity of key contacts within the client or customers’ organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names and marks) (collectively, “Inventions”) are and shall be the sole and exclusive property of the Company and/or Enochian. Moreover, all drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, maps and all other writings or materials of any type embodying any of such Inventions, information, ideas, concepts, improvements, discoveries and inventions are and shall be the sole and exclusive property of the Company and/or Enochian. For the avoidance of confusion, Consultant acknowledges that any intellectual property, including patents or provisional patents, arising from or related to the Consulting Services shall be “Inventions” as defined herein. Consultant also agrees to assign (or cause to be assigned) without any further payment by the Company or Enochian and hereby assigns fully to the Company and/or Enochian all Inventions and any copyright, patent, trade secret, and mask work rights and/or other intellectual property rights relating to all Inventions.

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(b)       In particular, Consultant hereby specifically assigns and transfers to the Company and/or Enochian all of Consultant’s worldwide right, title and interest in and to all such Inventions, information, ideas, concepts, improvements, discoveries and/or inventions, and any United States or foreign applications for patents, inventor’s certificates or other industrial rights that may be filed thereon, and applications for protection and/or registration of Inventions, such names and/or marks. During the Term and thereafter, Consultant shall assist the Company and/or Enochian and their nominees at all times in the protection of such Inventions, information, ideas, concepts, improvements, and/or discoveries or inventions, both in the United States and all foreign countries, including the execution of all lawful oaths, applications, specifications and all assignment documents and other instruments requested by the Company and/or Enochian or their nominees in connection with the preparation, prosecution, issuance or enforcement of any applications for United States or foreign letters patent, and any other document application for the protection and/or registration of such Inventions, names and/or mark, including the disclosure to the Company and/or Enochian of all pertinent information and data with respect to all Inventions that the Company and/or Enochian may deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company and/or Enochian, their successors, assigns and nominees the sole and exclusive right, title and interest in and to all Inventions, and any copyright, patent, trade secret, and/or mask work rights or other intellectual property rights relating to all Inventions. Consultant also agrees that Consultant’s obligation to execute or cause to be executed any such instrument or papers shall continue after the termination of this Agreement.

(c)       Moreover, if during the Term, Consultant creates any original work of authorship fixed in any tangible medium of expression which is the subject matter of copyright (such as reports, videotapes, written presentations, computer programs, drawings, maps, architectural renditions, models, manuals, brochures or the like) related to the Company’s and/or Enochian’s business, technology, intellectual property, products, processes or services, whether such work is created solely by Consultant or jointly with others, the Company and/or Enochian shall be deemed the co-author of such work if the work is prepared by Consultant in the scope of the Consulting Services hereunder; or, if the work is not prepared by Consultant within the scope of the Consulting Services hereunder but is specially ordered by the Company and/or Enochian as a contribution to a collective work, as a part of any written or audiovisual work, as a translation, as a supplementary work, as a compilation or as an instructional text, then the work shall be considered to be work made for hire and the Company and/or Enochian shall be the co-author of the work. Both during the Term and thereafter, Consultant shall assist the Company and/or Enochian and their nominees, at any time, in the protection of the Company’s and/or Enochian’s worldwide right, title and interest in and to the work and all rights of copyright therein, including the execution of all formal assignment documents requested by the Company and/or Enochian or their nominees and the execution of all lawful oaths and applications for registration of copyright in the United States and foreign countries; provided, however, that Consultant shall be compensated by the Company and/or Enochian at a reasonable hourly rate for assistance given after the end of the Term.

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(d)       Return of Company Property. Upon the termination of this Agreement for any reason (or at any time prior thereto at the Company’s and/or Enochian’s request), Consultant shall return all property belonging to the Company and/or Enochian or their Affiliates (including any Company and/or Enochian and/or Affiliate-provided laptops, computers, cell phones, wireless electronic mail devices or other equipment, or materials, information, documents or property, in any form, belonging to the Company and/or Enochian and/or an Affiliate).

(e)        Pre-Existing Materials. Subject to Section 8(a), Consultant agrees that if, in the course of performing the Consulting Services, Consultant incorporates into any Invention developed under this Agreement any pre-existing invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest, (i) Consultant will inform Company and/or Enochian, in writing while incorporating such invention, improvement, development, concept, discovery or other proprietary information into any Invention and (ii) the Company and/or Enochian and Consultant shall enter into a nonexclusive, perpetual, irrevocable, worldwide license to the Company and/or Enochian to make, have made, modify, use and sell such item as part of or in connection with such Invention on terms, including the payment to Consultant of appropriate royalties, which are mutually agreeable by both parties. Consultant will not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Invention without Company’s and/or Enochian’s prior written permission.

(f)       Attorney-in-Fact. Consultant agrees that, if the Company or Enochian is unable because of Consultant’s unavailability, mental or physical incapacity, or for any other reason, to secure Consultant’s signature for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company or Enochian in Section 8(a), then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant.

(g)        Personal License Back. During the term of this Agreement, Enochian will grant the Consultant the nonexclusive, royalty-free, personal right to assign to any of its members who are medical doctors the right to use the intellectual property controlled by Enochian relating to HIV treatment in humans solely to treat patients in the personal practice of medicine by such members (the “Right to Use”).

8.                  Non-Solicitation. The Consultant agrees that during the term of this Agreement and for a period of one year after the Termination Date, the Consultant will not encourage or solicit any employee or consultant of the Company or Enochian to leave the Company or Enochian for any reason.

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9.                  Arbitration, Choice of Law. This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws. In the event of a dispute, the parties agree to arbitrate all claims related to this Agreement before a single arbitrator in Los Angeles County, California under the Rules of the American Arbitration Association.

10.              Severability. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end, the provisions of this Agreement are declared to be severable.

11.              Advice of Counsel. In entering into this Agreement, the parties recognize that this Agreement is a legally binding contract and acknowledge and agree that each party has had the opportunity to consult with legal counsel of its choice.

12.              Entire Agreement. This Agreement, the License Agreement, and the Non-Disclosure and Confidentiality Agreement, together with all schedules and Exhibits made a part hereof and thereof constitute and contain the entire agreement and final understanding between the parties covering the services to be provided by the Consultant. It is intended by the parties as a complete and exclusive statement of the terms of their agreement, and they supersede all prior negotiations and agreements, proposed or otherwise, whether written or oral, between the parties concerning Consulting Services. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party. This Agreement may be modified only with a written instrument duly executed by each of the parties. No person has any authority to make any representation or promise on behalf of any of the parties not set forth herein and this Agreement has not been executed in reliance upon any representations or promises except those contained herein.

13.              No Assignment. The Consultant shall not assign either in whole or in part any of the Consultant’s duties or responsibilities hereunder without the written consent of the Company, and any attempt of assignment transfer or delegation without such consent shall be void.

14.              Written Reports. The Consultant, when directed, shall provide written reports to Company’s Chief Executive Officer with respect to the services rendered hereunder.

15.              Headings. Headings are used only for ease of reference and are not controlling.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

DANDRIT BIOTECH USA, INC.:

By/s/ Eric Leire

Name: Dr. Eric Leire

Title: Chief Executive Officer

Notice Address:

Century City Medical Plaza

2080 Century City East

Suite 906

Los Angeles, CA 90067

Email: el@enochianbio.com

With a copy to:

clayton.parker@klgates.com

G TECH BIO, LLC:

By /s/ W. Anderson Wittekind

Name: W. Anderson Wittekind

Title: Manager

Notice Address:

Century City Medical Plaza

2080 Century City East

Suite 710

Los Angeles, CA 90067

Email: andersonwittekind@gmail.com

With a copy to:

ENOCHIAN BIOPHARMA, INC.:

By/s/ Eric Leire

Name: Dr. Eric Leire

Title: Chief Executive Officer

Notice Address:

Century City Medical Plaza

2080 Century City East

Suite 906

Los Angeles, CA 90067

Email: el@enochianbio.com

With a copy to:

clayton.parker@klgates.com

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